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                                                AYP Capital, Inc.
                                                CONSOLIDATED BALANCE SHEET
                                                As of June 30, 1998

          Assets
          Property, plant, and equipment:
BA05         At original cost                                    171,786,184
BA13         Accumulated depreciation                             (8,371,710)
                                                                 163,414,475
          Investments and other assets:
BC34         Nonutility investments                                6,385,928
                                                                   6,385,928
          Current assets:
BE05         Cash and temporary cash investments                   9,481,828
             Accounts receivable:
BE13            Electric service                                  41,067,214
BE17            Other                                              1,716,841
BE22            Allowance for Uncollectible Accounts                 (66,544)
BE25          Accts. Receivable - Affiliates                         249,783
             Materials and supplies--at average cost:
BE35            Operating and construction                         2,382,864
BE37            Fuel                                               3,246,240
be44         Other                                                 5,819,065
                                                                  63,897,292
          Deferred charges:
BG09         Other                                                 5,534,219
                                                                   5,534,219

                    Total Assets                                 239,231,914

          Capitalization and Liabilities
          Capitalization:
BI13         Common stock                                              1,000
BI22         Other paid-in capital                                49,376,665
BI30         Retained earnings                                   (27,079,269)
                                                                  22,298,396
             Preferred stock:
BI44         Long-term debt of subsidiaries                      160,000,000
BI49         Long-term debt of subsidiaries                                0
                                                                 182,298,396
          Current liabilities:
             Short-Term Debt                                         649,500
BK13         Accounts payable - Affil.                             4,558,007
BK17         Accounts payable - Other                             40,406,007
             Taxes accrued:
BK22            Federal and state income                           2,021,842
BK23            Other                                              1,997,712
BK29         Interest accrued                                      1,675,467
BK37         Payrolls Accrued                                              0
BK44         Other                                                 1,201,796
                                                                  52,510,330
          Deferred credits and other liabilities:
BM09         Deferred income taxes                                 4,289,362
BM13         Other                                                   133,826
                                                                   4,423,188

                          Total Capitalization and Liabilities   239,231,914

                                                Unaudited



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